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                                                                   Exhibit 10.23


                                OPTION AGREEMENT
                                ----------------

     This Option Agreement (the "Agreement") is made as of            , 1996, by
                                                           -----------
and between Paul R. Monahan ("Optionee") and Theodore J. Bruno ("Bruno").


                              W I T N E S S E T H:
                              - - - - - - - --- -

     WHEREAS, Optionee and Bruno are subject to that certain First Right of Refusal and Option Agreement (the "Option Agreement") dated February 26, 1993 relating to common stock of Wire & Cable Specialties Corporation, a Georgia corporation ("W&C");

     WHEREAS, W&C and Bruno are parties to that certain Reorganization Agreement
dated              , 1996 by and among W&C, Bruno, Futronix Systems Corp. (the
      -------------
"Company"), Futronix Acquisition Company, Futronix Corporation, Terrence M. Hunt and the Futronix Stockholder Parties (the "Reorganization Agreement") pursuant to which, contemporaneously with the execution hereof, W&C and Futronix Corporation will merge with and into Futronix Acquisition Company, a wholly owned subsidiary of the Company; and

     WHEREAS, Section 9.7 of the Reorganization Agreement provides for the cancellation of the Option Agreement and its replacement with a substantially similar option agreement relating to the common stock of the company, as set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants herein contained and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agrees as follows:

     1.  GRANT
         -----

         Bruno hereby grants to Optionee, subject to the terms and conditions hereinafter set forth, an option (the "Option") to acquire in the aggregate 337,790 shares (the "Shares") of the common stock, $0.01 par value per share, of the Company held by him.

     2.  TERM AND EXERCISE
         -----------------

         The Option may be exercised by Optionee in whole or in part at any time on or before February 26, 2013. Optionee shall effect any such exercise by delivering to Bruno (i) a written notice which specifies the number of Shares that Optionee desires to purchase pursuant to the Option and (ii) a certified check made payable to Bruno in the amount of the purchase price of such Shares.

     3.  EXERCISE PRICE
         --------------

         The price at which the Shares may be purchased by Optionee upon the exercise of this Option shall be $0.04 per Share.

     4.  ISSUANCE OF STOCK
         -----------------

         Within 30 business days following the exercise of this Option by Optionee, Bruno shall cause to be issued and delivered to Optionee a certificate or certificates representing the Shares so purchased,
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which Shares shall be fully paid and nonassessable. Optionee acknowledges that the Shares which may be acquired by him have been registered for resale by him under the Securities Act of 1933, as amended, in accordance with the provisions of Section 7.6 of the Reorganization Agreement and hereby acknowledges that any resale of such resale of such Shares shall be effected in accordance with the provisions of such Section 7.6 and any additional conditions that shall be placed upon the resale of such stock by the Company in order to comply with the Securities Act of 1933, as amended, and any applicable state securities laws.

     5.  TRANSFERABILITY
         ---------------

         This Agreement and the Option granted hereunder may not be assigned, pledged, hypothecated, sold or otherwise transferred or encumbered by Optionee without the consent of Bruno.

     6.  ADJUSTMENT
         ----------

         If the Company shall in any manner subdivide (by stock split, stock dividend or otherwise) or combine (by reverse stock split or otherwise) the outstanding shares of its common stock, the number of Shares purchasable pursuant to this Agreement shall be proportionately subdivided or combined and the price payable upon exercise hereof shall be appropriately adjusted for any increase or decrease in the number of outstanding shares of the Company's common stock resulting from such action of the Company.



     7.  TERMINATION OF OPTION AGREEMENT
         -------------------------------

         Upon execution of this Agreement, the Option Agreement shall be terminated and the Optionee and Bruno shall have no further rights or responsibilities with respect to such agreement.

     8.  NOTICES
         -------

         Any notice, payment or communication required or permitted to be given by any provision of this Agreement shall be in writing and shall be delivered personally or sent by certified mail, return receipt requested, addressed as follows: if to Bruno at 2416 Woodward Way, Atlanta, Georgia 30305; if to Optionee, at 10665 Nellie Brook Court, Duluth, Georgia 30155. Each party may, from time to time, by notice to the other party hereto, specify a new address for delivery of notices to such party hereunder. Any such notice shall be deemed to be delivered, given, and received for all purposes as of the date such notice is received or property mailed.

     9.  BINDING EFFECT
         --------------

         Except as otherwise provided in this Agreement, every covenant, term, and provision of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, legatees, legal representatives, successors, transferees, and assigns.

     10. HEADINGS
         --------

         Section and other headings contained in this Agreement are for reference purposes only and are not intended to described, interpret, define or limit the scope or intent of this Agreement or any provision hereof.
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     11. SEVERABILITY
         ------------

         Every provision of this Agreement is intended to be severable. If any term or provision hereof is illegal or invalid for any reason whatsoever, such illegality or invalidity shall not affect the validity or legality of the remainder of this Agreement.

     12. GOVERNING LAW
         -------------

         The laws of the State Georgia shall govern the validity of this Agreement, the construction of its terms, and the interpretation of the rights and duties of the parties hereto.

     IN WITNESS WHEREOF, this Agreement is executed as of the day and year first above written.



                                       ----------------------------------
                                       Theodore J. Bruno



                                       ----------------------------------
                                       Paul R. Monahan